UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1825 S. Grant Street San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

At the special meeting of stockholders of Vincerx Pharma, Inc. (“Vincerx”) held on January 16, 2025, Vincerx’s stockholders approved a reverse stock split with a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-20 shares, with the exact ratio of the reverse stock split to be determined by the Board of Directors of Vincerx (the “Board”). On January 16, 2025, the Board approved a 1-for-20 reverse stock split (the “Reverse Stock Split”) of Vincerx’s issued shares of common stock, $0.0001 par value per share (“Common Stock”).

The Reverse Stock Split will be effective as of January 27, 2025 at 4:01 p.m., Eastern Time (the “Effective Time”). Beginning on January 28, 2025, the Common Stock will trade on The Nasdaq Stock Market (“Nasdaq”) on a split-adjusted basis under the existing symbol VINC, with the new CUSIP number 92731L304.

Following the Effective Time, every twenty issued shares of Common Stock will be combined, reclassified and converted into one issued share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to (and with respect to holders that have certificated shares, upon surrender to the exchange agent of certificates representing such shares) a cash payment in lieu thereof at a price equal to the stockholder’s proportionate interest in the proceeds, net of certain costs associated with such sale, from the aggregation and sale in one or more transactions of the fractional shares by Vincerx’s exchange agent.

Proportionate adjustments will be made to the number of shares of Common Stock underlying Vincerx’s outstanding equity awards, warrants, the number of shares issuable under its equity incentive plans, and other existing agreements, as well as the exercise price. The Reverse Stock Split will not affect the par value of the Common Stock.

The Reverse Stock Split will affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in Vincerx (other than as a result of the treatment of fractional shares). Continental Stock Transfer & Trust Company is acting as the exchange agent for the Reverse Stock Split. Stockholders holding shares of Common Stock registered directly in their name in book entry form or beneficially via a broker, bank, trust or other nominee are not required to take any action to receive post-split shares and will have their positions automatically adjusted to reflect the Reverse Stock Split. Stockholders holding shares of Common Stock in certificated form will receive a letter of transmittal from Continental Stock Transfer & Trust Company with instructions on how to receive post-split shares after the Effective Time, if applicable.

On January 23, 2025, Vincerx issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 23, 2025.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2025

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Name:	Raquel E. Izumi
Title:	Acting Chief Executive Officer